UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2004

Exact name of registrant as specified in its charter
Commission	and principal office address and telephone	State of	I.R.S. Employer
File Number	number	Incorporation	I.D. Number
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On January 7, 2004, Washington Gas Light Company (Washington Gas or the Company), a wholly owned subsidiary of WGL Holdings, Inc., filed a Petition for Reconsideration of Commission Final Order (the Petition) with the State Corporation Commission of Virginia (SCC of VA). The Petition requested that the SCC of VA reconsider portions of its December 18, 2003 Final Order regarding an application to increase annual revenues in Virginia. The Petition requested the SCC of VA to reconsider, among other things, the establishment of a regulatory asset, for regulatory accounting purposes only, in the amount of $28 million related to an accumulated depreciation reserve, net of accumulated deferred income taxes, and for making such regulatory asset subject to an annual earnings test. The Petition further requested, among other things, that the SCC of VA reconsider its requirement for Washington Gas to implement new depreciation rates effective January 1, 2002, rather than coincident with the effective date of interim rates on November 12, 2002. On January 23, 2004, the SCC of VA rejected the Petition.

On April 15, 2004, Washington Gas filed a Petition for Appeal with the Supreme Court of Virginia seeking its review of portions of the SCC of VA’s Final Order, as described above. A hearing was held on September 13, 2004.

On October 8, 2004, the Supreme Court of Virginia issued an opinion affirming the SCC of VA’s Final Order dated December 18, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date: October 13, 2004	/s/ Mark P. O’ Flynn
Mark P. O’Flynn
Controller
(Principal Accounting Officer)